UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

Sphere 3D Corp.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

240 Matheson Blvd. East,
Mississauga, Ontario	L4Z 1X1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2018, Sphere 3D Corp. (“the Company”) entered into substantially similar exchange agreements with certain investors (the “Exchange Agreements”) pursuant to which the Company agreed to issue up to 1,430,998 common shares (the “Exchange Shares”), no par value (the “Common Shares”), in a privately negotiated exchange under Section 4(a)(2) of the Securities Act of 1933, as amended, in exchange for the surrender and cancellation of previously outstanding warrants (the “Existing Warrants”) for the purchase of up to 1,300,910 Common Shares (the “Exchange”), issued pursuant to that certain Purchase Agreement, dated as of March 24, 2017, by and among the Company and certain investors. Pursuant to the Exchange Agreements, the Existing Warrants were automatically terminated and cancelled in full and rendered null and void as a result of the Exchange. MF Ventures, LLC, which beneficially owns, directly or indirectly, securities of the Company carrying more than 10% of the voting rights attached to the outstanding voting securities of the Company (on a partially– diluted basis), participated in the Exchange by acquiring 299,999 Common Shares in exchange for a warrant to purchase 272,727 Common Shares. Maxim Group LLC advised the Company in its negotiations with the holders of the Exchange Warrants.

The foregoing description of the Exchange does not purport to be complete and is qualified in its entirety by reference to the Form of Exchange Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of the Form 8-K, the disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On March 16, 2018, the Company issued a press release announcing the Exchange. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Exchange Agreement

99.1	Press Release Issued March 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 19, 2018

SPHERE 3D CORP.

By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Description

4.1	Form of Exchange Agreement

99.1	Press Release Issued March 16, 2018